Exhibit 10.4

Execution Version

TERM LOAN PLEDGE AGREEMENT

TERM LOAN PLEDGE AGREEMENT dated as of October 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among MRC Global (US) Inc., a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent Pledgor”), each of the Subsidiaries of the Parent Pledgor listed on the signature pages hereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Pledgor, the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and JPMorgan Chase Bank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Term Loan Credit Agreement, dated as of October 29, 2024, among the Parent Pledgor, the Borrower, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), the Collateral Agent and the lenders party thereto from time to time (the “Lenders”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Guarantee, the Parent Pledgor and certain Subsidiaries of the Parent Pledgor party thereto as Guarantors have agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Guaranteed Parties (as defined therein), the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower’s obligations under the Credit Agreement and the other Guaranteed Obligations (as defined therein);

WHEREAS, pursuant to the Credit Agreement, each Pledgor is willing to secure (a) its obligations under the Credit Agreement and (b) certain other Secured Obligations by pledging certain of the Equity Interests and Indebtedness beneficially owned by it to the Collateral Agent, as contemplated by this Agreement;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to repurchase the Preferred Stock of the Parent, to make valuable transfers to the Parent Pledgor and the Subsidiary Pledgors in connection with the operation of their respective businesses and for general corporate purposes;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans and from the transactions contemplated by the Credit Documents;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the Lenders’ obligation to make the Loans under the Credit Agreement that the Pledgors shall have granted the security interest contemplated by this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties; and

WHEREAS, (a) each of the Pledgors is the legal and beneficial owner of the Equity Interests (as defined below) described in Schedule 1 hereto and issued by the entities named therein (such Equity Interests, together with all other Equity Interests required to be pledged hereunder, are referred to collectively herein as the “Pledged Shares”), and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness (such Indebtedness, together with all other Indebtedness required to be pledged hereunder, the “Pledged Debt”) described in Schedule 1 hereto and issued by the entities named therein, in each case as such schedule may be amended or supplemented pursuant to Section 7.12 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Collateral Agent to enter into the Credit Documents and to induce the Secured Parties to make their respective extensions of credit and other accommodations as set forth in the Credit Documents, the Pledgors hereby agree with the Collateral Agent for the benefit of the Secured Parties as follows:

Section 1. Defined Terms.

(a) Unless otherwise defined herein, all capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the UCC.

(b) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the recitals hereto.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Collateral” shall have the meaning assigned to such term in Section 2 hereof.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Lenders” shall have the meaning assigned to such term in the recitals hereto.

“Parent Pledgor” shall have the meaning assigned to such term in the preamble thereto.

“Pledged Debt” shall have the meaning assigned to such term in the recitals hereto.

“Pledged Shares” shall have the meaning assigned to such term in the recitals hereto.

“Pledgors” shall have the meaning assigned to such term in the preamble hereto.

“Proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC.

“Secured Obligations” shall mean the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Documents (including interest at the Default Rate accrued or accruing after the commencement of any Insolvency Proceeding, whether or not such interest is an allowed claim in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Pledgor under the Credit Documents, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, whether or not such interest is an allowed claim in such proceeding), of any Pledgor to any of the Secured Parties under the Credit Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Pledgor under or pursuant to this agreement or any other Credit Document.

“Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Collateral Agent, (iii) the Agents, (iv) the beneficiaries of each indemnification, expense reimbursement and other obligation undertaken by any Pledgor under the Credit Documents, including each holder of all Secured Obligations and (v) any successors, indorsees, transferees and assigns of each of the foregoing.

“Subsidiary Pledgors” shall have the meaning assigned to such term in the preamble hereto.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply mutatis mutandis to this Agreement.

Section 2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Pledgor’s right, title and interest in, to and under the following property, whether now owned or existing or at any time hereafter acquired or existing or arising (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books or records of the issuer of such Pledged Shares or on the books or records of any financial intermediary pertaining to such Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral;

provided, that the Collateral shall not include any Excluded Assets.

Section 3. Security for Secured Obligations. This Agreement secures the payment and performance of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Collateral Agent or the Secured Parties under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Pledgor.

Section 4. Delivery of the Collateral. All original stock certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor (which notice may be given concurrently with the taking of the following actions), to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. Each delivery of Collateral (including any Additional Collateral (as defined in the relevant Supplement to this Agreement)) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as part of Schedule 1 and made a part hereof; provided that the failure to deliver or attach any such schedule hereto shall not affect the validity of such pledge of such securities; provided, further, that the failure by the Collateral Agent to attach any schedule so delivered shall not constitute a Default or Event of Default hereunder or under any other Credit Document. Each schedule so delivered shall supersede any prior schedules so delivered.

Section 5. Representations and Warranties. Each Pledgor represents and warrants to the Collateral Agent and each other Secured Party as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt, and (ii) together with the comparable schedule to each supplement hereto, accurately and completely describes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1, the Pledged Shares represent all (or 65% in the case of voting Equity Interests of any Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder, free and clear of any Lien, except for the Lien created by this Agreement.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) As of the Closing Date, all of the Pledged Debt, to the knowledge of such Pledgor only with respect to Pledged Debt owed by an issuer other than a Subsidiary of a Pledgor, has been duly authorized, authenticated or issued, and delivered, and is the legal, valid and binding obligation of the issuers thereof and is not in default.

(e) The execution and delivery by such Pledgor of this Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon the earlier of (i) delivery of such Collateral to the Collateral Agent in the State of New York or (ii) the filing of all UCC financing statements naming each Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Pledgor’s name on Schedule 5(e) hereto, shall constitute a fully perfected Lien on and first priority security interest in the Collateral, securing the payment of the Secured Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(f) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

Section 6. Pledged Shares. (a) Without limiting the generality of Section 3 or Section 9(b) hereof, if a Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any issuer of Pledged Shares (an “Issuer”), whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Shares, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Pledgor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional Collateral. Any sums paid upon or in respect of the Pledged Shares upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional Collateral, and in case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of any issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional Collateral security. If any sums of money or property so paid or distributed in respect of the Pledged Shares shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Pledgor, as additional Collateral.

(b) Without the prior written consent of the Collateral Agent, such Pledgor will not enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Collateral Agent to sell, assign or transfer any of the Collateral or Proceeds thereof.

(c) In the case of each Pledgor which is also an Issuer, such issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Shares issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6(a) with respect to the Pledged Shares issued by it and (iii) the terms of Section 6(d) and Section 12 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6(d) or Section 12 with respect to the Pledged Shares issued by it. Each Pledgor will have each non-Pledgor Issuer execute and deliver an Acknowledgment and Consent substantially in the form of Annex B (or such other form satisfactory to the Collateral Agent). In addition, each Pledgor which is also either an Issuer or an owner of any Pledged Shares consents to the grant by each other

Pledgor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Shares to the Collateral Agent or its nominee upon the occurrence or during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the issuer of the related Pledged Shares.

(d) Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Shares (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, at any time that an Event of Default exists, comply with any instruction received by it from the Collateral Agent in writing to pay any dividends or other payments with respect to the Pledged Shares directly to the Administrative Agent.

Section 7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will promptly execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Administrative Agent may reasonably request, in order (a) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (b) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 8. Voting Rights; Dividends and Distributions; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Credit Documents.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(iii) Subject to paragraph (b) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(b) Upon written notice (which notice may be given concurrently with the following actions) to a Pledgor by the Collateral Agent or the Administrative Agent following the occurrence and during the continuance of an Event of Default,

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. When no Events of Default are continuing and the Borrower has delivered to the Collateral Agent a certificate to that effect, or after all Events of Default have been waived pursuant to Section 12.01 of the Credit Agreement, each Pledgor shall have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. When no Events of Default are continuing and the Borrower has delivered to the Collateral Agent a certificate to that effect, or after all Events of Default have been waived pursuant to Section 12.01 of the Credit Agreement, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(a)(iii);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(a)(iii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(a)(iii) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(b)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Section 8(b)(ii) and Section 8(b)(iii) above, such Pledgor shall from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request in writing.

Section 9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not, except as permitted by the Credit Agreement, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien created by this Agreement;

(b) pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Agent for the ratable benefit of the Secured Parties, within 30 days of the acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 7.12 of the Credit Agreement, in each case pursuant to a supplement to this Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement); and

(c) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien created by this Agreement), however arising, and any and all Persons whomsoever.

Section 10. Collateral Agent Appointed Attorney-in-Fact; Authority of Collateral Agent. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same; provided, that the Collateral Agrees that it will not exercise any of the powers under such attorney-in-fact until after the occurrence and during the continuance of an Event of Default.

(a) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority to so act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

Section 12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or other applicable law or in equity and also may, with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any other Secured Party shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Agent or such other Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt in the order set forth in Section 10.02 of the Credit Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(e) Each Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof in accordance with this Section 12. Each Pledgor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit any Pledgor or the issuer of the Collateral to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Pledgor and the issuer would agree to do so.

Section 13. Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, restated, amended and restated, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or the Collateral Agent, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may, from time to time, in whole or in part, be renewed, increased, extended, amended, restated, amended and restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any documents entered into with the Administrative Agent or the Collateral Agent, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any Pledgor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Pledgor or any other person or any release of any Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 14. Continuing Security Interest; Assignments Under the Credit Agreement; Release. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until Full Payment, notwithstanding that from time to time during the term of the Credit Agreement and any Designated Hedge Agreement the Credit Parties may be free from any Secured Obligations.

(a) A Subsidiary Pledgor shall be released from its obligations hereunder and the pledge of such Subsidiary Pledgor shall be released upon the circumstances set forth in, and in accordance with, Section 11.11 of the Credit Agreement.

(b) If pursuant to the Credit Agreement (including pursuant to Sections 5.02 and 7.12 thereof) any Collateral subject hereto shall at any time cease to be required to be pledged hereunder or thereunder, or if any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 12.01 of the Credit Agreement shall become effective, the Collateral Agent will release the obligations of the applicable Pledgor with respect to such Collateral and such Collateral will thereafter be free and clear of the Lien and security interests created hereby upon the circumstances set forth in, and in accordance with, Section 11.11 of the Credit Agreement.

(c) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

Section 15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

Section 16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 12.02 of the Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 12.02 to the Credit Agreement.

Section 17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

Section 18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 19. Integration. This Agreement, together with the other Credit Documents, represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Section 12.01 of the Credit Agreement.

(b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 21. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 24. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, Borough of Manhattan, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

Section 25. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 26. Additional Pledgors. Each Subsidiary of the Parent that is required to become a party to this Agreement pursuant to Section 7.11 of the Credit Agreement shall become a Pledgor, with the same force and effect as if originally named as a Pledgor herein, for all purposes of this Agreement upon execution and delivery of such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Pledgor as a party to this Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any Pledgor as a party to this Agreement.

Section 27. Electronic Execution of Assignments and other Documents. The provisions set forth in Section 12.21 of the Credit Agreement shall apply mutatis mutandis to this Agreement.

(signature pages follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

MRC GLOBAL, INC., as Parent Pledgor

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

MRC GLOBAL (US), INC., as Pledgor

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

MRC GLOBAL CANADA HOLDINGS (US) INC., as Pledgor

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

MRC GLOBAL MANAGEMENT COMPANY, as Pledgor

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

MRC GLOBAL SERVICES COMPANY LLC, as Pledgor

By:	/s/ Monica S. Broughton
Name:	Monica S. Broughton
Title:	Vice President, Investor Relations & Treasury

[Signature Page to Term Loan Pledge Agreement]

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Andrew Rossman
Name:	Andrew Rossman
Title:	Executive Director

[Signature Page to Term Loan Pledge Agreement]

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [ ] dated as of [   ] (this “Supplement”), to the TERM LOAN PLEDGE AGREEMENT, dated as of October 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among MRC Global (US) Inc., a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent Pledgor”), each of the Subsidiaries of the Parent Pledgor listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Pledgor, the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and JPMorgan Chase Bank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

A. Reference is made to (a) the Term Loan Credit Agreement, dated as of October 29, 2024 among the Borrower, the Parent Pledgor, the lending institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the Collateral Agent (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) and (b) the Term Loan Guarantee, dated as of October 29, 2024 (as the same may be amended, restated, amended and restated, supplemented and or otherwise modified from time to time, the “Guarantee”), among the Parent Pledgor and the Subsidiary Pledgors from time to time as Guarantors party thereto, the Borrower and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement.

D. The undersigned [Pledgors][Subsidiary Guarantors] (each an [“Existing Pledgor”][“Additional Pledgor”]) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with all other Equity Interests required to be pledged under the Pledge Agreement, referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto and issued by the entities named therein (such Indebtedness, together with all other Indebtedness required to be pledged under the Pledge Agreement, the “Additional Pledged Debt”), in each case as such schedule may be amended in accordance with the Credit Agreement.

E. Section 7.12 of the Credit Agreement and [Section 9(b)][Section 27] of the Pledge Agreement provide that [the Existing Pledgors must pledge the Additional Collateral (as defined below) pursuant to the terms of the Pledge Agreement][additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement]. Each undersigned [Existing Pledgor][Additional Pledgor] is executing this Supplement in accordance with the requirements of [Section 9(b)][Section 27] of the Pledge Agreement to pledge to the Collateral Agent for the ratable benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and each undersigned [Existing Pledgor][Additional Pledgor] agree as follows:

SECTION 1. In accordance with [Section 9(b)][Section 27] of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing or arising (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral.

provided, that the Additional Collateral shall not include any Excluded Assets.

For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral, (y) the Pledged Shares shall be deemed to include the Additional Pledged Shares and (z) the Pledged Debt shall be deemed to include the Additional Pledged Debt.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]

SECTION [2][3]. Each [Existing Pledgor][Additional Pledgor] represents and warrants as follows: (a) Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 1 to the Pledge Agreement and the comparable schedules to each other Supplement to the Pledge Agreement, accurately and completely describes all Equity Interests, debt securities and promissory notes required to be pledged under the Pledge Agreement. Except as set forth on Schedule 1 hereto, the Additional Pledged Shares represent all (or 65% in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b) Such [Existing Pledgor][Additional Pledgor] is the legal and beneficial owner of the Additional Collateral pledged or assigned by such [Existing Pledgor][Additional Pledgor] hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such [Existing Pledgor][Additional Pledgor] hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such [Existing Pledgor][Additional Pledgor] of this Supplement and the pledge of the Additional Collateral pledged by such [Existing Pledgor][Additional Pledgor] hereunder pursuant hereto create a valid and perfected first priority security interest in the Additional Collateral, securing the payment of the Secured Obligations, in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

(e) Such [Existing Pledgor][Additional Pledgor] has full power, authority and legal right to pledge all the Additional Collateral pledged by such [Existing Pledgor][Additional Pledgor] pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each [Existing Pledgor][Additional Pledgor], enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each [Existing Pledgor][Additional Pledgor] when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such [Existing Pledgor][Additional Pledgor] and the Collateral Agent. The provisions set forth in Section 24 of the Pledge Agreement shall apply mutatis mutandis to this Supplement.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5] [6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7] [8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 12.02 to the Credit Agreement.

SECTION [8][9]. Each [Existing Pledgor][Additional Pledgor] agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

SECTION [9][10]. The provisions set forth in Section 27 of the Agreement shall apply to this Supplement, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each [Existing Pledgor][Additional Pledgor] and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

__________________, as
[Existing Pledgor][Additional Pledgor]

By:
Name:
Title:

Company Name

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Schedule 1

Pledged Shares

[Provided under separate cover]

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

ANNEX B

TO THE PLEDGE AGREEMENT

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of October 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; each capitalized term not defined herein shall have the meaning assigned to it in the Agreement), made by the Pledgors party thereto for the benefit of JPMORGAN CHASE BANK, N.A., as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned as an Issuer of Pledged Shares.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described is Section 6(a) of the Agreement.

2. The terms of Section 6(d) and Section 12 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6(d) or Section 12 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax: